Exhibit 10.1

FIRST AMENDMENT TO OTHER INTEREST AGREEMENT

This First Amendment (this “Amendment”) to the Other Interest Agreement, dated as of December 2, 2011 (the “Agreement”), by and among ERP Operating Limited Partnership, an Illinois limited partnership (“Equity”), and each of BIH ASN LLC (“BIH”), Archstone Equity Holdings Inc. (“AEH” and, collectively with BIH, “Barclays”), Bank of America, N.A. (“BANA”) and Banc of America Strategic Ventures, Inc. (“BofA Strategic”, and, collectively with BANA, “Bank of America”), is made effective as of February 17, 2012, by and among Equity, Barclays and Bank of America. Barclays and Bank of America are sometimes referred to herein as “Owners” and, each, an “Owner.” Equity and Owners are sometimes referred to herein as the “Parties” and each, a “Party.”

RECITALS:

WHEREAS, the Parties entered into the Agreement on December 2, 2011;

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement, or, if not defined in the Agreement, in the Interest Purchase Agreement, as if the Interest Purchase Agreement remained in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	Amendments to Section 1.

(a)	The third sentence of Section 1(a) of the Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“Subject to the preceding sentence, Equity shall have the right to exercise the Option by providing written notice to Owners (the “Exercise Notice”) at any time during the period commencing on the ROFO Acquisition Date and ending at 5:00 p.m. Eastern time on April 19, 2012 for a purchase price, payable in cash, in an amount set forth in the Exercise Notice that is greater than or equal to $1,485,000,000.”

(b)	Section 1(b) of the Agreement shall be amended by inserting the following at the end of the insertion to the Other Interest Purchase Agreement contained therein (which provision shall survive termination of the Other Interest Purchase Agreement, if any):

“In the event that, on or prior to the date that is 120 days following the date that Sellers sell the Purchased Interests pursuant to the exercise of a right of first offer, Buyer enters into an agreement (other than this Agreement) to acquire (A) any interests in the Archstone Entities (other than any acquisition by Buyer of any interests in the Archstone Entities the structure of which is intended to transfer particular real property or real properties to Buyer, (x) that does not constitute an acquisition of (I) any interests in the Primary Archstone Entities or (II) 50% or more of the equity interests in, or all or substantially all of the assets of, the Archstone Entities, taken as a whole and (y) where, following such acquisition, neither Lehman Brothers Holdings Inc. nor any of its Affiliates, directly or indirectly, holds any ownership interest in the Archstone Entities in which Buyer acquired such interests) or (B) all or substantially all of the assets of the Archstone Entities, taken as a whole (any such transaction, an “Archstone Acquisition”), then, on the date of the closing of the Archstone Acquisition, Buyer shall pay to each Seller an amount equal to the portion of the Breakup Fee previously paid to Buyer by such Seller; provided that the Parties acknowledge and agree that (i) no payment shall be payable by Buyer hereunder in the event that no closing of the Archstone Acquisition has occurred, and (ii) in the event that the closing of the Archstone Acquisition occurs prior to the payment to Buyer of the Breakup Fee, then Buyer shall not be entitled to a Breakup Fee.”

(c)	Section 1(d) of the Agreement shall be amended by substituting the phrase “Breakup Fee and Buyer Liquidated Damages Amount” for the phrase “Break-up Amount.”

(d)	Section 1(e) of the Agreement shall be deleted in its entirety and replaced in its entirety with the following:

“(e)	The Expiration Date with respect to the Other Interest Purchase Agreement will be June 29, 2012.”

2. The fourth sentence of Section 6(a) of the Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“Without limiting the foregoing, Owners and Equity agree that service of process upon such Party at the address referred to in Section 14.1 of the Interest Purchase Agreement, together with written notice of such service to such Party, shall be deemed effective service of process upon such Party.”

3. Section 9 of the Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“9. Termination. This Agreement shall terminate automatically and simultaneously on the earlier to occur of (i) 5:00 p.m. Eastern time on April 19, 2012, if the Option has not been exercised, and (ii) the termination of the Other Interest Purchase Agreement; provided, however, that Section 12 hereof shall survive any such termination in accordance with its terms.”

4.	The following provision shall be inserted into the Agreement as Section 10 of the Agreement:

“10. Access. Except as may be necessary to comply with any applicable Laws and subject to the absolute right of Owners, the Archstone Entities and the Joint Ventures to preserve any applicable privileges (including the attorney-client privilege), from the date of this Agreement until the earlier of (i) termination of this Agreement in accordance with Section 9 hereof and (ii) the execution of the Other Interest Purchase Agreement, Owners shall use their respective Commercially Reasonable Efforts to cause each of the Archstone Entities and the Joint Ventures to:

(a)	during normal business hours and upon reasonable prior notice, give Equity, and its Affiliates and their respective Representatives (the “Equity Group”) reasonable access to the books, records, Contracts and other documents of or pertaining to the Archstone Entities and the Joint Ventures;

(b)	furnish to the Equity Group such financial and operating data and other information relating to the Archstone Entities and the Joint Ventures (to the extent available to any Owner) and the Business as the Equity Group may reasonably request;

(c)	instruct the employees, counsel, financial advisors and other Representatives of Owners, the Archstone Entities and the Joint Ventures to cooperate with the Equity Group’s reasonable requests in its investigation of the Archstone Entities and the Joint Ventures; and

(d)	permit the Equity Group to discuss the business of the Archstone Entities and the Joint Ventures with members of management, officers, directors and employees of, and advisors to and counsel and accountants for, the Archstone Entities and the Joint Ventures.”

5.	The following provision shall be inserted into the Agreement as Section 11 of the Agreement:

“11. Acquisition Proposals. From the date of the first amendment of this Agreement until the earliest of (i) termination of this Agreement in accordance with Section 9 hereof, (ii) the closing of an Other Interest Sale (as defined below), and (iii) the termination of the Other Interest Purchase Agreement, Equity agrees that it will not, and will cause its controlled Affiliates and its and their respective Representatives not to, (a) directly or indirectly solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement by Lehman Brothers Holdings, Inc. or any of its Affiliates (collectively, “LBHI”) of any inquiry, expression of interest, proposal or offer to or from LBHI relating to the acquisition of equity or debt interests in the Archstone Entities or their assets, other than solely with respect to the acquisition by Equity or any of its controlled Affiliates (either alone or together with partners, co-bidders or joint venturers (such entities, together with Equity and its controlled Affiliates, the “Equity Bidder Entities”)) of any debt or equity interests held, directly or indirectly, by LBHI in the Archstone Entities (either separately or as part of a larger transaction that includes the acquisition by any Equity Bidder Entities of the Other Interests directly from Owners), (b) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these exclusivity provisions) or negotiations with LBHI regarding, or deliver or make available to LBHI any information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer to or from LBHI relating to the Archstone Entities or their assets, other than solely with respect to the acquisition by any Equity Bidder Entities of any debt or equity interests held, directly or indirectly, by LBHI in the Archstone Entities (either separately or as part of a larger transaction that includes the acquisition by any Equity Bidder Entities of the Other Interests directly from Owners), (c) agree to, accept, approve, endorse or recommend any transaction with LBHI relating to the Archstone Entities or their assets, other than solely with respect to the acquisition by any Equity Bidder Entities of any debt or equity interests held, directly or indirectly, by LBHI in the Archstone Entities (either separately or as part of a larger transaction that includes the acquisition by any Equity Bidder Entities of the Other Interests directly from Owners), or (d) enter into any letter of intent or any other contract with LBHI relating to the Archstone Entities or their assets, other than solely with respect to the acquisition by any Equity Bidder Entities) of any debt or equity interests held, directly or indirectly, by LBHI in the Archstone Entities (either separately or as part of a larger transaction that includes the acquisition by any Equity Bidder Entities of the Other Interests directly from Owners). As of the date of the first amendment to this Agreement, Equity agrees to, and to cause its controlled Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with LBHI conducted prior to the date hereof relating to the Archstone Entities, other than solely with respect to the acquisition by any Equity Bidder Entities of any debt or equity interests held by LBHI in the Archstone Entities. Equity shall keep Owners reasonably apprised of the status of any discussions or negotiations between Equity or any of its Affiliates and LBHI relating to the Archstone Entities which are permitted by this Section 11, including by providing to Owners copies of all written proposals, term sheets, agreements or drafts of any of the foregoing within two Business Days following the delivery or receipt thereof. Notwithstanding anything to the contrary contained herein, nothing contained herein is intended to, or shall serve to, (x) prevent LBHI from exercising or otherwise limit its right of first offer under Section 4.02 of the Bridge Equity Providers Agreement or any of its other rights under the Bridge Equity Providers Agreement or the Syndication Agreement, or (y) restrict any Equity Bidder Entities from, directly or indirectly, engaging in any discussions or negotiations with LBHI with respect to the acquisition by any Equity Bidder Entities of any assets of the Archstone Entities.”

6.	The following provision shall be inserted into the Agreement as Section 12 of the Agreement:

“12. Other Transaction By Equity. In the event that, prior to or contemporaneously with the closing of the sale by Owners of the Other Interests, either pursuant to the Other Interest Purchase Agreement or pursuant to the exercise of a ROFO Right by LBHI in connection with the entry into the Other Interest Purchase Agreement by Equity and Owners (the “Other Interest Sale”), Equity or any of its controlled Affiliates acquires, or enters into an agreement to acquire and subsequently acquires, any interests in the Archstone Entities (other than the Other Interests and other than any acquisition by Equity of any interests in the Archstone Entities the structure of which is intended to transfer particular real property or real properties to Buyer, (x) that does not constitute an acquisition of (I) any interests in the Primary Archstone Entities or (II) 50% or more of the equity interests in, or all or substantially all of the assets of, the Archstone Entities, taken as a whole and (y) where, following such acquisition, neither Lehman Brothers Holdings Inc. nor any of its Affiliates, directly or indirectly, holds any ownership interest in the Archstone Entities in which Buyer acquired such interests) (an “Other Transaction”) for consideration that implies a value for the equity of the Archstone Entities taken as a whole (the “Other Transaction Implied Equity Value”) that is greater than the value of the equity of the Archstone Entities taken as a whole implied by the purchase price paid to Owners in the Other Interest Sale (the “Other Interest Sale Implied Equity Value”), then, in addition to, if applicable, any other payments required to be made by Equity under the Other Interest Purchase Agreement, Equity shall pay to each Owner (with each of BANA, BofA Strategic and Barclays to be considered an Owner for this purpose) an amount of consideration (in such form or forms and in such proportions as paid or issued to the counterparty to the Other Transaction) equal to the excess of (i) such Owner’s Proportionate Share of the Other Transaction Implied Equity Value, over (ii) the amount received by the applicable Owner in the Other Interest Sale (without reduction for payment of any Breakup Fee); provided, however, that to the extent that a liquidation of the Archstone Entities on the closing date of the Other Transaction based on the Other Transaction Implied Equity Value would result in any distribution (an “Excess Value Distribution”) on account of equity interests in the Archstone Entities other than the interests in the Primary Archstone Entities owned by LBHI or Owners on the date of this Agreement, then the total amount of the Excess Value Distributions shall be deducted from the Other Transaction Implied Equity Value for purposes of clause (i) of the foregoing calculation. For purposes of this Section 12, the Other Interest Sale Implied Equity Value shall be calculated by dividing (A) an amount equal to all amounts received by Owners in the Other Interest Sale, by (B) .265 (which is the aggregate portion of the equity interests in the Archstone Entities to be sold by Owners in the Other Interest Sale, expressed as a decimal). If payable, any payment pursuant to this Section 12 shall be made on the later of (i) the date of the closing of the Other Interest Sale, and (ii) the date of the closing of the Other Transaction.”

7.	The following provision shall be inserted into the Agreement as Section 13 of the Agreement:

“13. Public Announcements. From the date of this Agreement until the earlier of (i) termination of this Agreement in accordance with Section 9 hereof, and (ii) the execution of the Other Interest Purchase Agreement, none of Owners, Equity nor any of their respective Affiliates shall issue any press release or public statement concerning this Agreement or any amendment hereof without obtaining the prior written approval of the other Parties (which approval the other Parties shall not unreasonably withhold, condition or delay). Each of the Parties acknowledges and agrees that, on or following the date of the first amendment hereto, the Parties or certain of their Affiliates intend to make a public announcement with respect to this Agreement, which shall be subject to this Section 13. Notwithstanding the foregoing, a Party or its applicable Affiliates may make such disclosure as it determines in good faith is required by applicable Law or Order, or by an obligation pursuant to any agreement with any national securities exchange or national securities association of the United States or any other jurisdiction; provided that, prior to issuing any such press release or public statement, such Party or its applicable Affiliates shall advise the other Parties of such press release or public statement and shall discuss the contents of the disclosure with the other Parties. Each Party and its Affiliates also may make announcements to its employees that are consistent with the public disclosures made by a Party.”

8.	The following provision shall be inserted into the Agreement as Section 14 of the Agreement:

“14. Notices. The provisions of Section 14.1 of the Interest Purchase Agreement are incorporated by reference as though set forth herein.”

9.	Miscellaneous.

(a)	Except as amended by this Amendment, all terms and conditions of the Agreement remain unchanged and in full force and effect in accordance with its terms and conditions and the Agreement is hereby ratified and confirmed by the Parties for all purposes and in all respects.

(b)	The Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the Parties and supersedes all prior discussions, negotiations, agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter of the Agreement, except as specifically set forth in the Agreement, as amended by this Amendment.

(c)	From and after date hereof, each reference in the Agreement to “this Agreement” shall mean the Agreement, as amended pursuant to this Amendment. In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern.

(d)	This Amendment may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. It is the express intent of the Parties to be bound by the exchange of signatures on this Amendment via facsimile or electronic mail via the portable document format (PDF). A facsimile or other copy of a signature shall be deemed an original. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date set forth above.

EQUITY: ERP OPERATING LIMITED PARTNERSHIP By: Equity Residential, its general partner

By:	/s/ Mark J. Parrell
Name: Mark J. Parrell
Title: Executive Vice President and Chief Financial Officer

OWNERS: BIH ASN LLC

By:	/s/ Robert Silverman
Name:	Robert Silverman
Title:	Vice President

ARCHSTONE EQUITY HOLDINGS INC.

By:	/s/ Robert Silverman
Name:	Robert Silverman
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Benjamin Eppley
Name:	Benjamin Eppley
Title:	Authorized Signatory

BANC OF AMERICA STRATEGIC VENTURES, INC.

By:	/s/ Jason LaBonte
Name:	Jason LaBonte
Title:	Managing Director

Signature Page to First Amendment to Other Interest Agreement